VSOURCE, INC.

                          EXCHANGEABLE NOTE AND WARRANT

                               PURCHASE AGREEMENT




                                  July 12, 2001

                                  VSOURCE, INC.

                EXCHANGEABLE NOTE AND WARRANT PURCHASE AGREEMENT

          This Exchangeable Note and Warrant Purchase Agreement (this "Agreement") is made as of this 12th day of July, 2001 by and among Vsource, Inc., a Delaware corporation (the "Company"), NetCel360.com Ltd., a Cayman Islands company and a wholly-owned subsidiary of the Company ("NetCel"), NetCel360 Sdn Bhd, a Malaysian company and a wholly-owned subsidiary of the Company ("NetCel Malaysia" together with NetCel, the "Guarantors"), and each of the persons and entities listed on the Schedule of Purchasers attached as Exhibit A hereto (hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser").

                                 R E C I T A L S

          A. Pursuant to that certain Bridge Loan Agreement, dated as of April 6, 2001, as amended by that certain Amended and Restated Bridge Loan Agreement, dated as of May 24, 2001 (as amended, supplemented or otherwise modified from time to time, the "Bridge Agreement"), among NetCel360 Holdings Limited, a Cayman Islands company ("Holdings"), the Guarantors and certain other individuals and entities listed as signatories thereto, NetCel has heretofore borrowed from the persons and entities listed on Schedule 1A thereto (collectively, the "Tranche A Bridge Lenders") an aggregate principal amount of $2.25 million (the "Tranche A Bridge Loan") and Schedule 1B thereto (collectively, the "Tranche B Bridge Lenders", and, together with the Tranche A Bridge Lenders, the "Bridge Lenders") an aggregate principal amount of US$1.45 million (the "Tranche B Bridge Loan", and together with the Tranche A Bridge Loan, the "Bridge Loans") in accordance with and subject to the terms and conditions of the Bridge Agreement;

          B. The Company has acquired certain subsidiaries of Holdings (and related assets), including each of the Guarantors, pursuant to that certain
Acquisition Agreement, dated as of May 24, 2001, between Holdings and the Company (as amended, the "Acquisition");

          C. The Company has also entered into a Convertible Note Purchase Agreement dated June 25, 2001 (the "Series A Note Purchase Agreement") providing for financing to the Company of up to $11.5 million pursuant to the issuance of Series A Convertible Promissory Notes (the "Series A Notes") in order to provide for the working capital requirements of the Company and its subsidiaries following the Acquisition;

          D. Certain Tranche B Bridge Lenders have exchanged an aggregate of $1 million of Tranche B Bridge Loans for Series A Notes; and the proceeds to the Company from the Series A Notes will be used, in part, to prepay $200,000 of the Tranche B Bridge Loan held by one Tranche B Bridge Lender;

          E. The Company wishes to issue, and the Purchasers wish to purchase from the Company, the Company's Exchangeable Promissory Notes in accordance with and subject to the terms and conditions of this Agreement in order to provide to the Company the funds necessary to cash collateralize the Gateway Letter of Credit (as defined in Section 1.4 below);

          NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1.   PURCHASE  AND  SALE  OF  SERIES  B  NOTES

          1.1 SALE AND ISSUANCE OF SERIES B NOTES AND WARRANTS. Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase, and the Company agrees to sell and issue to each such Purchaser, (i) that principal amount of the Company's Exchangeable Promissory Notes (individually, a "Note" and collectively, the "Series B Notes") and (ii) warrants, in the form of Exhibit B hereto (each, a "Warrant"), to purchase 5 shares of the common stock of the Company for each $1.00 in principal amount of Series B Notes purchased by such Purchaser at the Closing, as set forth opposite such Purchaser's name on Exhibit A hereto, for the purchase price payable in cash equal to the amount (the "Purchase Price") set forth opposite such Purchaser's name on Exhibit A hereto. The aggregate Purchase Price for all Purchasers combined shall be not less than $4,100,000 nor more than $5,125,000.

          1.2 CONSENT. Each Purchaser which is a holder of Series A Notes hereby consents, for all purposes under the Series A Note Purchase Agreement, to the execution, delivery and performance by the Company of this Agreement and the Series B Notes, including, without limitation, the sale by the Company of Series B Notes, the repayment thereof in accordance with the terms hereof and thereof and the exchange thereof for Series A Notes in accordance with the terms hereof and thereof.

          1.3     CLOSING.

               (a) The purchase and sale of the Series B Notes with an aggregate Purchase Price of not less than $4,100,000 shall take place at the offices of McDermott, Will & Emery, Chicago, Illinois at 10:00 a.m., on July 12, 2001, or at such later time, not beyond July 15, 2001, as the Company may specify in writing to the Purchasers (which time and date are designated as the "Closing").

               (b) Each Series B Note is exchangeable for a Series A Note in the amount and manner and to the extent provided in the Series B Note. In the event a Series B Note becomes exchangeable (whether at the election of a holder of a Series B Note (a "Series B Holder") or automatically) for a Series A Note, the Company shall issue to the Series B Holder in respect of the Series B Note so exchanged a Series A Note dated the date of such exchange. Each Series B Holder, if any, who is not already a Purchaser under the Series A Note Purchase Agreement and who exchanges his Series B Notes for Series A Notes shall execute a joinder to the Series A Note Purchase Agreement agreeing to be fully bound by, and subject to, all of the covenants, terms and conditions of the Series A Note Purchase Agreement and shall be deemed a "Purchaser" for all purposes thereunder, entitled to all of the rights, benefits and privileges thereunder.

               (c) Subject to the terms of this Agreement, at the Closing, the Company shall deliver to each Purchaser a Note in the principal amount of the applicable Purchase Price, together with all Warrants to which such Purchaser is entitled, against payment of the Purchase Price therefor by check, or a wire transfer of funds to the following Account:

                    City National Bank, Encino Office
                    16133  Ventura  Blvd.
                    Encino,  CA  91436
                    ABA  #:          122016066
                    Beneficiary:     Vsource, Inc.
                    Acct  #:         024-845419


, or such other form of payment as shall be mutually agreed upon by such Purchaser and the Company.

               (d) At the Closing, the Company shall pay to each Purchaser a transaction fee equal to 2.5% of the aggregate principal amount of all Notes purchased by such Purchaser by (x) wire transfer of immediately available funds to an account designated by such Purchaser or (y) accepting payment at the Closing of the net amount of such Purchaser's Purchase Price less such Purchaser's transaction fee. Such transaction fee shall be deemed to be fully earned upon payment by such Purchaser of the applicable Purchase Price and shall be non-refundable.

               (e) Shares of the Preferred Stock of the Company issuable upon conversion of the Series A Notes are herein referred to as the "Series 3-A Preferred Stock" or the "Exchange Shares." The shares of the Company's Common Stock issuable upon exercise of the Warrants are referred to herein as the "Warrant Shares." The shares of common stock, par value $0.01 per share ("Common Stock") of the Company issuable upon conversion of the Series 3-A Preferred Stock are sometimes herein referred to as the "Conversion Shares." The Series B Notes, Warrants, Warrant Shares, Series A Notes, Conversion Shares and the Exchange Shares are sometimes herein referred to collectively as the "Securities."

          1.4 USE OF PROCEEDS. The proceeds of the sale of Series B Notes and Warrants by the Company shall be used solely to make a deposit (the "Deposit") with an issuer (the "Issuer") of a stand-by letter of credit (as amended, replaced or refinanced, the "Gateway Letter of Credit") issued for the account of the Company or any of its subsidiaries and for the benefit of Gateway Manufacturing, Inc. or any successor thereto under the reseller agreement referenced in Section 5.1(g) ("Gateway"), or to make any other deposit (also, a "Deposit") or similar credit enhancement or security which is acceptable to Gateway under such reseller agreement. The Deposit will be (a) deposited with or pledged to the Issuer as cash collateral for all reimbursement obligations of the Company or any of its subsidiaries arising from time to time as a consequence of any draw upon the Gateway Letter of Credit, as provided in the reimbursement or other related agreements entered into from time to time by the Company or any of its subsidiaries and the Issuer with respect to the Gateway Letter of Credit, or (b) otherwise deposited with or pledged to Gateway or such other issuer or entity as is acceptable to Gateway under the reseller agreement referenced in Section 5.1(g). Notwithstanding the foregoing, the proceeds of the sale of Series B Notes and Warrants by the Company may also be used to pay the transaction fees payable pursuant to Section 1.3(d) hereof, to pay fees incurred by the Company in connection with the Gateway Letter of Credit and to pay the fees and expenses described in Section 6.3.

     2.     Guarantee  and  Indemnity.

          2.1 GUARANTEE. In consideration of the purchase of the Series B Notes and Warrants upon the terms and conditions of this Agreement, the Guarantors hereby jointly and severally and unconditionally and irrevocably guarantee as a continuing obligation, the due and punctual payment of the Obligations (as defined in Section 2.4 below) in the currency in which the same is payable under the terms of this Agreement and the due and punctual performance and observance by the Company of all other obligations of the Company contained in this Agreement and the Series A Notes (as defined below) (collectively, the "Guarantee"), and if the Company fails to pay any amount of the Obligations when due the Guarantors shall pay such amount to the Purchasers in the required currency as aforesaid forthwith upon receiving the written demand of the holders of a majority of the principal amount of Series B Notes then outstanding (the "Majority Holders").

          2.2 DEMANDS. Demands may be made under the Guarantee from time to time and may be enforced irrespective of whether any steps or proceedings are or will be taken against the Company or any other person to recover under the Series B Notes or interest accrued thereon or this Agreement or any Warrant.

          2.3     INDEMNITY.  Without  prejudice  to  the guarantee contained in
Section 2.1, the Guarantors hereby jointly and severally and unconditionally and irrevocably undertake, as a separate, primary, additional and continuing obligation, to indemnify each Purchaser against all losses, liabilities, damages, costs and expenses whatsoever arising out of any failure by the Company to make due and punctual payment of the Obligations or in the due and punctual performance and observance of all other obligations under this Agreement, the Series B Notes and the Warrants. This indemnity shall remain in effect notwithstanding that the Guarantee under Section 2.1 may cease to be valid and enforceable against the Guarantors for any reason whatsoever.

          2.4 OBLIGATIONS. For the purpose of this Agreement, "Obligations" means any and all of the obligations of the Company (whether or not for the payment of money, and including any obligation to pay damages for breach of contract) which are or may become payable to the Purchasers or any of them pursuant to this Agreement, the Series B Notes or the Warrants.

          2.5 CONTINUING GUARANTEE. This Guarantee shall be a continuing guarantee and shall remain in full force and effect until the Obligations have been paid and performed in full, notwithstanding the insolvency or liquidation or any incapacity or change in the constitution or status of the Company or either or both of the Guarantors or any other person or any intermediate settlement of account or other matter whatsoever.

          2.6 PROTECTIVE CLAUSES. Without limiting Section 2.5, neither the liability of either of the Guarantors nor the validity or enforceability of this Guarantee shall be prejudiced, affected or discharged by:

               (a) the granting of any time or indulgence to the Company or any other person;

               (b) any variation or modification of this Agreement, the Series B Notes, the Warrants or any other document referred to herein or therein or related thereto;

               (c) the invalidity or unenforceability of any obligation or liability of any party under this Agreement, the Series B Notes, the Warrants or any other documents referred to herein or therein or related thereto;

               (d) any invalidity or irregularity in the execution of this Agreement, the Series B Notes, the Warrants or any other documents referred to herein or therein or related thereto;

               (e) any lack of capacity or deficiency in the powers of the Company, any Guarantor or any other person to enter into or perform any of its obligations under this Agreement, the Series B Notes, the Warrants or any other documents referred to herein or therein or related thereto or any irregularity in the exercise thereof or any lack of authority by any person purporting to act on behalf of the Company, the Guarantors or such other person;

               (f) the insolvency, bankruptcy or liquidation or any incapacity, disability or limitation or any change in the constitution or status of the Company or either or both of the Guarantors or any other person;

               (g) any other security document, security interest, guarantee or other security or right or remedy being or becoming held by or available to any Purchaser or by any other person or by any of the same being or becoming wholly or partly void, voidable, unenforceable or impaired or by any Purchaser at any time releasing, refraining from enforcing, varying or in any other way dealing with any of the same or any power, right or remedy any Purchaser may now or hereafter have from or against the Company or any other person;

               (h) any waiver, exercise, omission to exercise, compromise, renewal or release of any rights against the Company or any other person or any compromise, arrangement or settlement with any of the same; or

               (i) any act, omission, event or circumstance which would or may but for this provision operate to prejudice, affect or discharge this Guarantee or the liability of the Guarantors hereunder.

          2.7     TAXES  AND  OTHER  DEDUCTIONS.

               (a)     Funds.  All  payments  to  be  made  by  the  Company  or
                       -----
Guarantors or any other person under this Purchaser shall be made in full in immediately available U.S. Dollars without any set off or consideration whatsoever, free and clear of any Taxes, deductions or withholdings save as required by law.

               (b)     Taxes.  If at any time Company or a Guarantor is required
                       -----
to make any deduction or withholding in respect of Taxes (as defined below) or otherwise from any payment due under this Agreement or the Series B Notes, the sum due from such Guarantor in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholdings, each Purchaser receives on the due date for such payment (and retains, free from and clear of any Taxes or otherwise) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and such Guarantor shall indemnify each Purchaser against any losses or costs incurred by any of them by reason of any failure of such Guarantor to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. Such Guarantor shall promptly deliver to the Purchaser any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid. "Taxes" shall mean taxes, charges, fees, levies or other assessments of any nature, including, without limitation, sales, value added, use, excise, real or personal property, withholding, stamp or other taxes, customs, duties or landing fees or other government charges however designated, now or hereafter imposed, collected or assessed by, or payable to, any taxing authority of any country and shall include interest, penalties and additions imposed, collected or assessed or payable with respect to such amount.

          2.8 COSTS, CHARGES AND EXPENSES. The Company and each of the Guarantors shall from time to time forthwith on demand of the Majority Holders pay to or reimburse the Purchaser for all reasonable costs, charges and expenses (including reasonable legal fees for one counsel for all Purchasers and other reasonable fees on a full indemnity basis) incurred by any Purchaser in connection with the enforcement of any of their rights or powers hereunder or in suing for or seeking to recover any sums due hereunder or in defending any claims brought against them in respect of this Agreement, the Series B Notes, the Warrants or this Guarantee and until payment of the same in full, all such costs, charges and expenses shall be secured by this Guarantee.

          2.9 UNDERTAKINGS. Each Guarantor hereby undertakes and agrees jointly and severally with the Purchasers that the undertakings in this Article 2 shall remain in force throughout the continuance of this Guarantee and so long as the Obligations or any part thereof remains owing or outstanding.

          2.10 UNRESTRICTED RIGHT OF ENFORCEMENT. The Guarantee may be enforced without any Purchaser first having made any demand or had recourse to any other security or rights or taking any other steps or proceedings against the Company, either or both of the Guarantors or any other person and may be enforced for any balance due after resorting to any one or more other means of obtaining payment or discharge of the monies, obligations and liabilities hereby secured.

          2.11 DISCHARGE AND RELEASE. Notwithstanding any discharge, release or settlement from time to time between any Purchaser and the Guarantors, if any security, disposition or payment granted or made to the Majority Holders or any Purchaser in respect of the Obligations by the Guarantors or any other person is avoided or set aside or ordered to be surrendered, paid away, refunded or reduced by virtue of any provision, law or enactment relating to bankruptcy, insolvency, liquidation, winding-up, composition or arrangement for the time being in force or for any other reason, the Majority Holders shall be entitled hereafter to enforce this Agreement as if no such discharge, release or settlement had occurred.

          2.12 AMENDMENT. Any amendment or waiver of any provision of the Guarantee and any waiver of any default under this Agreement shall only by effective if made in writing and signed by the Majority Holders.

     3.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY

          As used herein, (i) any reference to any event, change or effect being "material" with respect to the Company or any Subsidiary (as defined herein) means an event, change or effect which is material in relation to the financial condition, properties, business, operations, assets or results of operations of the Company and each Subsidiary, taken as a whole, and (ii) the term "Material Adverse Effect" on the Company means a material adverse effect on the financial condition, properties, business, operations, assets or results of operations of the Company and its Subsidiaries, taken as a whole. As of the date hereof, the Company hereby represents and warrants to, and covenants with, each Purchaser, except as contemplated by this Agreement or as set forth in the Disclosure Schedule (the "Disclosure Schedule") attached hereto, as follows:

          3.1 ORGANIZATION AND STANDING. The Company has been duly incorporated, is validly existing and in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business in the manner presently conducted and to enter into and perform its obligations under this Agreement, the Series B Notes and, subject to obtaining shareholder approval of the Shareholder Proposals, the Warrants and the Certificate of Designation for designation of the Exchange Shares. The Company and each of the Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. The Company is not required to register as an "investment company" within the meaning of the Investment Company Act of 1940. The Company has made available to the Purchasers a true, complete and correct copy of the Company's certificate of incorporation and bylaws and the constitution documents of each Subsidiary, each as amended to date (collectively, the "Organizational Documents"). The Organizational Documents are in full force and effect. The Certificate of Designation creating the Series 3-A Preferred Stock of the Company (the "Certificate of Designation") has been executed and filed with the Delaware Secretary of State, and is in full force and effect.

          3.2 CAPITALIZATION. As of the date hereof, the authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Company's Annual Report on form 10-KSB for the fiscal year ended January 31, 2001, as filed with the SEC on May 16, 2001, as amended (the "Form 10-K") and Quarterly Report on form 10-Q for the fiscal period ended April 30, 2001 (the "Form 10-Q"), with such changes as are (a) contemplated by the Acquisition Agreement, this Agreement or the Series A Note Purchase Agreement or (b) set forth on Schedule 3.2. The authorized capital also includes shares of Series 3-A Preferred Stock having the rights, privileges and preferences set forth in the Certificate of Designation, none of which shares have been issued prior to the date hereof. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company have been issued in violation of the pre-emptive or other similar rights of any person or in violation of any applicable securities laws or regulations. Except as otherwise specified in Schedule 3.2 hereto or described in the Form 10-Q,
                              ------------
there are no shares of capital stock or other securities of the Company or any Subsidiary (i) reserved for issuance or (ii) subject to preemptive rights or any outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or other instruments outstanding or in effect giving any person the right to acquire any shares of capital stock or other securities of the Company or any Subsidiary or any commitments of any character relating to the issued or unissued capital stock or other securities of the Company or any Subsidiary. Except as specified on Schedule 3.2, on the date hereof the Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Company. The sale of the Securities is not subject to any preemptive rights or rights of first refusal and, when issued and delivered in compliance with the provisions of the Series A Note Purchase Agreement, the Series A Notes and/or the Certificate of Designation, the Exchange Shares and Conversion Shares will be duly and validly issued, fully paid and nonassessable, and will be free of any liens, encumbrances or restrictions on transfer;
provided, however, that (a) the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed, and (b) the Securities may only be assigned in accordance with to Section 8.3 hereof.

          3.3 AUTHORIZATION OF AGREEMENTS. This Agreement, the Series B Notes and the Warrants have been duly authorized, executed and delivered by the Company, and this Agreement, each of the Series B Notes and each of the Warrants constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles except that the right of the holder of Warrants to purchase shares of Common Stock upon exercise, and the right of the holder of Exchange Shares to convert Exchange Shares into Conversion Shares are each subject to receipt of shareholder approval of the Shareholder Proposals (as herein defined). The Board of Directors of the Company has approved the Shareholder Proposals and recommended approval thereof by the shareholders of the Company and has duly approved the Certificate of Designation. Such Certificate of Designation has been duly filed with the Secretary of State of Delaware and is in full force and effect.

          3.4 ABSENCE OF DEFAULTS AND CONFLICTS. None of the Company nor any Subsidiary (as defined below) is in violation of its organizational documents. Except as set forth on Schedule 3.4, the execution, delivery, performance and consummation of this Agreement and the Series B Notes and issuance of the Securities by the Company does not and will not, with respect to the Company and each Subsidiary, directly or indirectly, (with or without the giving of notice or the lapse of time or both): (i) subject in the case of the issuance of the Warrant Shares and the Conversion Shares to the receipt of shareholder approval of the Shareholder Proposals, contravene, conflict with, or constitute or result in a breach or violation of, or a default under (A) any provision of any of the Organizational Documents or (B) any resolution adopted by the Board of Directors (or similar governing body) or the stockholders of the Company or any Subsidiary; (ii) contravene, conflict with, or constitute or result in a breach or violation of, or a default under, or the acceleration of, or the triggering of any payment or other obligations pursuant to, any existing benefit plan maintained by the Company or any Subsidiary or any grant or award made under any of the foregoing; (iii) contravene, conflict with, or constitute or result in a breach or violation of, or a default under, or the cancellation, modification or termination of, or the acceleration of, or the creation of a lien on any properties or assets owned or used by the Company or any Subsidiary pursuant to, any provision of any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject ("Contract"), except for those that would not individually or in the aggregate result in a Material Adverse Effect; (iv) contravene, conflict with, or constitute or result in a breach or violation of, any federal, state, local, municipal, foreign, international, multinational, or other constitution, law, rule, requirement, administrative ruling, order, ordinance, principle of common law, code, regulation, statute, treaty or process ("Law") or any award, decision, injunction, judgment, decree, settlement, order, process, ruling, subpoena or verdict (whether temporary, preliminary or permanent entered, issued, made or rendered by any court, administrative agency, arbitrator, Governmental Entity or other tribunal of competent jurisdiction ("Order") or give any foreign, federal, state, local, municipal, county or other governmental, quasi-governmental, administrative or regulatory authority, body, agency, court, tribunal, commission or other similar entity (including any branch, department or official thereof) ("Governmental Entity") or any other person the right to challenge any of the transactions contemplated herein or to exercise any remedy or obtain any relief under, any Law or any Order to which the Company or any Subsidiary, or any of the assets owned or used by the Company or any Subsidiary, are subject; (v) require any filing by the Company or any Subsidiary with, or approval or consent or other action by, any Governmental Entity or any other person; (vi) contravene, conflict with, or constitute or result in a breach or violation of, or a default under, any provision of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any license or permit that is held by the Company or any Subsidiary or that otherwise relates to the business of the Company or any Subsidiary, or any of the assets owned or used by the Company or any Subsidiary; or (vii) cause any of the assets owned by the Company or any Subsidiary as of the date hereof to be reassessed or revalued by the taxing authority or other Governmental Entity.

          3.5 ABSENCE OF PROCEEDINGS. Except as described in the Form 10-K or Form 10-Q or set forth in Schedule 3.5, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary which might reasonably be expected individually or in the aggregate to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any Subsidiaries or the consummation of the transactions contemplated in this Agreement, the Series B Notes or the Certificate of Designation or the performance by the Company of its obligations hereunder. Except as disclosed in the Form 10-K or Form 10-Q, or set forth in Schedule 3.5, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such action.

          3.6     INTELLECTUAL  PROPERTY.

               (a)     Intellectual  Property  Assets.  The  term  "Intellectual
                       ------------------------------
Property  Assets"  includes:

                    (i) the names Vsource, NetCel360 and all registered trademarks, service marks, and applications (collectively, "Marks");

                    (ii) all know-how, trade secrets, confidential information, software, technical information, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); and

                    (iii) all domain names and URL addresses for websites on the internet or the world wide web ("Domain Names"); owned, used, or licensed by the Company or any Subsidiary as licensee or licensor.

               (b)     Intellectual  Property  Necessary  for  the  Company's
                       ------------------------------------------------------
Business.  The  Intellectual  Property  Assets  are  all those necessary for the
--------
operation of the business of the Company and its Subsidiaries as it is currently conducted. Except as set forth in Schedule 3.6(b) of the Disclosure Schedule, the Company and/or one or more of the Subsidiaries is the owner of all right, title, and interest in and to, or has the right to use, each of the Intellectual Property Assets, free and clear of all Liens (except for the Liens granted under the Bridge Loans (the "Bridge Loan Liens")), and other adverse claims and has the right to use, without any payment to any third party in excess of $50,000 per year, all of the Intellectual Property Assets.

               (c)     Trademarks.
                       ----------

                    (i) Except as set forth on Schedule 3.6(c), the Form 10-K contains a true, complete and correct list and summary description of all Marks. To the knowledge of the Company, the Company and/or one or more of the Subsidiaries is the owner, licensor or licensee of all right, title, and interest in and to each of the Marks, free and clear of all Liens (except for the Bridge Loan Liens), and other adverse claims.

                    (ii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the knowledge of the Company, no such action is threatened with respect to any of the Marks.

                    (iii) To the knowledge of the Company, there is no trademark or trademark application of any third party which potentially interferes with any of the Marks.

                    (iv) No Mark is infringed or, to the knowledge of the Company, has been challenged or threatened in any way by any other Person. To the knowledge of the Company, none of the Marks used by the Company or any Subsidiary infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

               (d)     Trade  Secrets.  To  the  knowledge  of  the Company, the
                       --------------
Company and/or one or more of the Subsidiaries has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. To the knowledge of the Company, the Trade Secrets are not part of the public knowledge or literature, and, to the knowledge of the Company, have not been used, divulged, or appropriated either for the benefit of any person (other than the Company or any Subsidiary or pursuant to a non-disclosure agreement), or to the detriment of the Company or any Subsidiary. No Trade Secret is subject to any adverse claim or, to the knowledge of the Company or any Subsidiary, has been challenged or threatened in any way.

               (e)     Domain Names.  Schedule 3.6(e) of the Disclosure Schedule
                       ------------
sets forth a complete list of all Domain Names used in the conduct of the business of the Company and its Subsidiaries. The Company and/or one or more Subsidiaries is the owner of all right, title, and interest in and to each of the Domain Names, free and clear of all Liens (except for the Bridge Loan Liens). Such Domain Names are properly registered with Network Solutions or such other agency or company duly authorized by relevant Governmental Entities to maintain such registry, and all fees due in respect of such registration have been paid.

          3.7 PRIVATE PLACEMENT. Neither the Company nor any affiliate (as defined in Rule 405 under the U.S. Securities Act of 1933, as amended (the "1933 Act")) thereof has (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the 1933 Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the 1933 Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D under the 1933 Act) or any directed selling efforts (as defined under the 1933 Act) in the United States in connection with the offer and sale of the Securities. Assuming the accuracy of the representations and warranties of each Purchaser contained in Section 3 hereof, the offer, issue, and sale of the Securities: (a) are and will be exempt from the registration and prospectus delivery requirements of the 1933 Act; and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption, and (b) have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

          3.8 SUBSIDIARIES. Each subsidiary of the Company, meaning any entity in which the Company, directly or indirectly, beneficially owns more than 50% of the equity interest in, or the voting control of, such company (each, a "Subsidiary"), is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to own, lease and operate its properties, conduct its business as and to the extent now conducted. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and, except as set out in Schedule 3.8, are owned, beneficially
                                           ------------
and of record, by the Company or Subsidiaries wholly owned by the Company free and clear of all liens, charges, encumbrances, options, rights of pre-emption and third party rights whatsoever (collectively, "Liens"). A complete list of all Subsidiaries is set out in Schedule 3.8. Except as set out in that
                                     -------------
schedule, the Company does not own, directly or indirectly, any of the capital stock or voting stock of any other company or corporation.

          3.9 LIABILITIES. Except potential Liabilities referred to in the Form 10-Q or as set forth on Schedule 3.9, neither the Company nor any Subsidiary has any debt, liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, choate or inchoate, secured or unsecured, accrued, fixed, absolute, contingent or otherwise, and whether due or to become due ("Liability") (and, to the knowledge of the Company, there is no basis for any present or future action against it giving rise to any Liability) except for (i) Liabilities or obligations reflected or reserved against the balance sheet contained in the Financial Statements or the Interim Financial Statements (as defined herein) and (ii) current Liabilities incurred in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of Law) since the date thereof.

          3.10 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly without the intervention of any person on behalf of the Company in such manner as to give rise to any valid claim by any person against the Purchasers (or any of them), the Company or any Subsidiary for a finder's fee, brokerage commission or similar payment.

          3.11 SEC FILINGS. Except as disclosed in the Disclosure Schedule, the Form 10-K or the Form 10-Q (including any financial statements or schedules included therein) and each other filing of the Company under the Securities Exchange Act of 1934, as amended (the "1934 Act"), made since May 15, 2001 (i) complied with the requirements of the 1933 Act, or the 1934 Act, as the case may be, in all material respects, and (ii) did not at the time of filing (or if amended, supplemented or superseded by a filing prior to the date hereof, on the date of that filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the Company's knowledge, except as disclosed in the Disclosure Schedule, the Company is in compliance in all material respects with (i) the 1933 Act, (ii) the 1934 Act, (iii) all applicable rules and regulations of the Securities and Exchange Commission under the 1933 Act and the 1934 Act, and (iv) all applicable rules and regulations of The Nasdaq Stock Market, Inc.

          3.12 FINANCIAL STATEMENTS. The audited consolidated financial statements of (i) the Company as of and for the years ended January 31, 2000 and January 31, 2001 and (ii) NetCel360 Holdings Limited ("Holdings") as of and for the year ended December 31, 2000 (collectively, the "Financial Statements") and the unaudited consolidated financial statements of the Company as of and for the three months ended April 30, 2001 and of Holdings as of and for the three months ended March 31, 2001 (collectively, the "Interim Financial Statements"), which have been made available to the Purchasers, have been prepared in accordance with US generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated (except as may be indicated in the notes thereto) and present fairly in all material respects the consolidated financial condition and consolidated operating results of the Company or Holdings, as the case may be, of the dates and during the periods indicated therein in conformance with GAAP, subject, in the case of the Interim Financial Statements, to normal year-end adjustments, consistent with past practices. As of their respective date, the Financial Statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except as set forth in the Financial Statements, the Interim Financial Statements, the Form 10-K, Form 10-Q or a Current Report on Form 8-K filed by the Company with the SEC prior to the applicable Closing, or arising in the ordinary course of business since April 1, 2001, as of the date hereof none of the Company nor any Subsidiary has (A) incurred any material liabilities of any nature (matured or unmatured, fixed or contingent) or (B) made any material disposal of assets, suffered any loss or material damage of any assets, waived any valuable rights, made any material change in any material contract to which it is a party or declared or paid any dividends.

          3.13 NON-COMPETITION AGREEMENTS. Except as set forth in the Disclosure Schedule delivered by Holdings to the Company in connection with the Acquisition, neither the Company nor any of its Subsidiaries is a party to any non-competition or other agreement or subject to any duty which prohibits or limits the ability of the Company or any Subsidiary (i) to engage in any line of business, (ii) to compete with any person, (iii) to carry on or expand the nature or geographical scope of the business of the Company or such Subsidiary anywhere in the world or (iv) to disclose any confidential information in the possession of the Company or any Subsidiary (any not otherwise generally available to the public), other than, in the case of (iv) only, any contract for the sale or purchase of goods or services or any non-disclosure agreement entered into in connection with the possible or actual sale or purchase of goods or services in the ordinary course of business that does not meet any other of the criteria set forth in this Section 3.13.

          3.14 CERTAIN PAYMENTS. Since their incorporation or organization, neither the Company nor any Subsidiary has, nor has any representative of Company or any Subsidiary, or to the knowledge of the Company or any other person associated with or acting for or on behalf of the Company or any Subsidiary, directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property, or services
(i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Subsidiary or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company or any Subsidiary.

          3.15 SMALL BUSINESS MATTERS. The Company acknowledges and understands that one or more of the Purchasers may be a Federal licensee under the Small Business Investment Act of 1958 and the regulations promulgated thereunder, each as amended (the "SBIC Act"). The Company, together with its "affiliates" (as that term is defined in the SBIC Act, including, without
-----------
limitation,  Title  13,  Code  of Federal Regulations, Sec.121.103), is a "small
                                                                           -----
business  concern"  within the meaning of Title 13, Code of Federal Regulations,
-----------------
Sec.121.301(c). The information regarding the Company and its affiliates set forth in the SBA Form 480, Form 652 and Parts A and B of Form 1031 and the Use of Proceeds Statement delivered at the Closing is accurate and complete. The Company does not presently engage in, and does not intend to engage in, any activities, nor does the Company intend to use, directly or indirectly, the proceeds from the Series A Notes for any purpose for which a licensee under the SBIC Act is prohibited from providing funds by the SBIC Act (including under Title 13, Code of Federal Regulations, Sec.Sec. 107.720).

          3.16 NO OTHER REPRESENTATIONS. Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each party hereto that the Company is not making any representation or warranty whatsoever, express or implied, except those representations, and warranties contained in this Article 3.

     4.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  PURCHASERS

          Each Purchaser, severally but not jointly, hereby represents and warrants to the Company as follows:

          4.1 LEGAL POWER. It has the requisite legal power to enter into this Agreement, to purchase the Series B Notes hereunder and to carry out and perform its obligations under the terms of this Agreement.

          4.2 DUE EXECUTION. This Agreement have been duly authorized, executed and delivered by it, and, upon due execution and delivery by the Company and such Purchaser, this Agreement and will be valid and binding agreements of it, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to the availability of equitable remedies.

          4.3 NO CONFLICTS; NO CONSENTS REQUIRED. The execution, delivery and performance of and compliance with this Agreement by such Purchaser will not result in any violation of any term of any material mortgage, indenture, contract, agreement or other instrument or any judgment, decree or order to which such Purchaser is a party or subject, or be in conflict with or constitute a default under any such term. All consents, approvals, orders, or authorizations of or registrations, qualifications, designations, declarations, or filings with, any governmental authority or other third party, required on the part of the Purchaser in connection with the valid execution and delivery of this Agreement, the purchase of the Securities, or the consummation of any other transaction contemplated hereby have been obtained, or will be effective at the Closing, except for notices required or permitted to be filed with certain state and federal securities commissions after the Closing.

          4.4     INVESTMENT  REPRESENTATIONS.

               (a) It is acquiring the Securities for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act.

               (b) It understands that (i) the Securities have not been registered under the 1933 Act by reason of a specific exemption therefrom, that it may be necessary to hold such Securities indefinitely, and, therefore, that it may be necessary to bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from such registration; (ii) each certificate representing any of the Securities will be endorsed with a legend similar to the following legend:

     "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES AND IN COMPLIANCE WITH SUCH STATE LAWS OR IF THE COMPANY RECEIVES AN OPINION

     OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT AND SUCH APPLICABLE STATE LAWS."

and (iii) the Company will instruct any transfer agent not to register the transfer of any of the Securities unless the conditions specified in the foregoing legend are satisfied; provided, however, that no such opinion of counsel shall be necessary if the sale, transfer or assignment is made pursuant to Securities and Exchange Commission ("SEC") Rule 144 and such Purchaser provides the Company with evidence reasonably satisfactory to the Company and its counsel that the proposed transaction satisfies the requirements of Rule
144. The Company agrees to remove the foregoing legend from any securities if the requirements of SEC Rule 144(k) (or any successor rule or regulation) apply with respect to such securities and the Company and its counsel are provided with reasonably satisfactory evidence that the requirements of Rule 144(k) apply.

               (c) It is an investor in securities of companies in the development stage and acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

               (d) It has reviewed this Agreement, the Series A Note Purchase Agreement and the Certificate of Designation and all the schedules and exhibits to such documents carefully and has conducted such investigation of the Company as it has deemed appropriate and has had the questions it has asked of the Company answered to its satisfaction.

               (e) It has not been offered the Securities by any form of advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by such media.

               (f) It is an (i) "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect; or (ii) not a "U.S. person" within the meaning of SEC Rule 902 and is acquiring the Securities in an "offshore transaction" as defined in SEC Rule 902.

               (g) If Purchaser is a corporation, partnership, trust or other entity, (i) it was not formed for the specific purpose of acquiring the Securities offered hereunder; or (ii) 100% of such Purchaser is owned by an entity for which all of the representations and warranties contained in Sections
4.3  and  4.4  would  be  accurate  if  such  entity were a Purchaser hereunder.

               (h) Its principal address is as set forth on Exhibit A hereto, and it does not reside in any state of the United States other than the state specified in its address on Exhibit A, if at all.

     5.     CONDITIONS  TO  CLOSING

          5.1 CONDITIONS TO OBLIGATIONS OF THE PURCHASERS AT THE CLOSING. Each Purchaser's obligation to purchase the Series B Notes at the Closing is subject to the fulfillment, at or prior to the Closing, of all of the following conditions, any of which may be waived by such Purchaser:

               (a)     Representations  and  Warranties;  Performance  of
                       --------------------------------------------------
Obligations.  The  representations and warranties made by the Company in Section
-----------
3 hereof shall be true and correct in all material respects on the date of the Closing, with the same force and effect as if they had been made on and as of said date; and the Company shall have performed and complied with in all material respects all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing.

               (b)     Proceedings  and  Documents.  All  corporate  and  other
                       ---------------------------
proceedings in connection with the transactions contemplated at the Closing, and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers' counsel, which shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

               (c)     Qualifications;  Legal  Investment.  All  authorizations,
                       ----------------------------------
approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with and prior to the lawful sale and issuance of the Securities pursuant to this Agreement and all authorizations, approvals and permits, if any, needed by such Purchaser to purchase the Securities shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Securities shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, the California Commissioner of Corporations, the Delaware Secretary of
State or a similar official of any other state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Securities shall be legally permitted by all laws and regulations to which each Purchaser and the Company are subject.

               (d)     Payment  of Purchase Price.  The aggregate Purchase Price
                       --------------------------
for all Series B Notes purchased on or before the date of the Closing by all Purchasers at the Closing shall equal or exceed $4,100,000.

               (e)     Use  of  Proceeds.  The  Company shall have delivered for
                       -----------------
each Purchaser which is licensed as a small business investment company under the SBIC Act (the "SBIC Holder"), completed and executed United States Small Business Administration ("SBA") Forms 480, 652 and 1031 (Parts A and B) together with a written statement from the Company regarding its intended use of proceeds from the sale of the Series A Notes hereunder (the "Use of Proceeds Statement").

               (f)     Opinion of Company Counsel.  The Company's legal counsel,
                       --------------------------
McDermott, Will & Emery, shall have delivered an opinion to the Purchasers addressing the issues customarily addressed in transactions of the nature of those contemplated in this Agreement and which shall be reasonably satisfactory in form and content to counsel for the Purchasers.

               (g)     Gateway  Contract.  Gateway  shall  have  entered  into a
                       -----------------
Reseller Agreement with NetCel360.com Ltd., a wholly-owned subsidiary of the Company, subject only to the Deposit and the issuance of the Gateway Letter of Credit.

               (h)     SBA  Approval.  Each  Purchaser  which  is  a SBIC Holder
                       -------------
shall have received all approvals from the SBA necessary to purchase the Securities.

          5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY AT THE CLOSING. The Company's obligation to issue and sell the Series B Notes under this Agreement to a Purchaser is subject to the fulfillment, on or prior to the Closing, of the following conditions as to such Purchaser, any of which may be waived by the
Company:

               (a)     Representations  and  Warranties,  Performance  of
                       --------------------------------------------------
Obligations.  The  representations  and  warranties  made  by  such Purchaser in
-----------
Section 4 hereof shall be true and correct at the date of the Closing, with the same force and effect as if they had been made on and as of said date. Such Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or before the Closing.

               (b)     Qualifications,  Legal  Investment.  All  authorizations,
                       ----------------------------------
approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Securities pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Securities shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, the California Commissioner of Corporations, the Delaware Secretary of State or any similar officer of any other state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Securities shall be legally permitted by all laws and regulations to which such Purchaser and the Company are subject.

               (c)     Sale  of  Notes.  The  aggregate  Purchase  Price for all
                       ----------------
Series B Notes purchased on or before the date of the Closing date by all Purchasers at the Closing shall equal or exceed $4,100,000.

               (d)     Payment  of  Purchase  Price.  Such  Purchaser shall have
                       ----------------------------
delivered  the  Purchase  Price  for  the  Series  B  Notes  purchased  by  it.

     6.   COVENANTS

          6.1 COVENANTS OF THE COMPANY. The Company and each Guarantor covenants with each Purchaser, so long as Series B Notes with an aggregate principal amount of at least 50% of the principal amount of the Series B Notes issued at the Closing are outstanding, that:

               (a)     Stamp  Tax.  The  Company and the Guarantors will pay (1)
                       ----------
any stamp, issue, registration, documentary or other similar taxes and duties including interest and penalties, payable on or in connection with the issuance of the Series B Notes, the Warrants or the Guarantee, the creation, issue and offering of the Securities, if any, received in the exchange or upon conversion of the Series B Notes, the Series A Notes or the Series 3-A Preferred Stock, or the execution or delivery of this Agreement, the Warrants or the Series A Notes; and (2) in addition to any amount payable by the Company or the Guarantors under this Agreement, any value added, turnover or similar tax payable in respect of that amount.

               (b)     Notification  of  Defaults.  Each  of the Company and the
                       --------------------------
Guarantors will notify the Purchasers in writing of any Event of Default (as defined in Section 7.1) forthwith upon the occurrence thereof.

               (c)     Consents.  Each  of  the  Company and the Guarantors will
                       --------
obtain and promptly renew from time to time and thereafter maintain in full force and effect, and will comply with and upon the Purchasers' request will promptly furnish certified copies to the Purchasers of, all such authorizations, approvals, consents, licenses and exemptions as may be required under any applicable law or regulation to enable it to perform its obligations under this Agreement or required for the validity or enforceability of this Agreement.

               (d)     Pari  Passu  Ranking.  Each  of  the  Company  and  the
                       --------------------
Guarantors undertakes that its obligations hereunder and under the Series B Notes do and will at all times rank at least pari passu with all of its other present and future unsecured obligations save for any obligations preferred by law.

               (e)     Disposals.  Each  of  the Company and the Guarantors will
                       ---------
not and will procure that no other Subsidiary will, either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of all or any substantial part of its assets or revenues except for any of the following types of disposals provided such disposal does not adversely affect the ability of the Company or the Guarantors to perform its obligations under this Agreement:

                    (i) disposals made with the prior written consent of the Majority Holders;

                    (ii) disposals of cash raised or borrowed for the purposes for which such cash was raised or borrowed;

                    (iii) disposals of assets in exchange for other assets comparable as to type and value;

                    (iv) disposals of any of its assets on terms whereby such asset is leased to or re-acquired by the Company or Guarantor or any other Subsidiary in an amount not to exceed $5,000,000;

                    (v) any distribution of the surplus assets to the Company or either Guarantor or any Subsidiary in a liquidation or winding-up not involving insolvency;

                    (vi) the application of the proceeds of an issue of securities (whether equity or debt) for the purposes stated in the prospectus or other offering document relating to that issue; or

                    (vii) sales of assets pursuant to sale and leaseback transactions in an aggregate amount not to exceed $5,000,000.

               (f)     Mergers.
                       -------

                    (i) None of the Company or the Guarantors will without the prior written consent of the Majority Holders enter into any merger or consolidation with any entity.

                    (ii) None of the Company or the Guarantors will, and will procure that no Subsidiary will, without the prior written consent of the Majority Holders, acquire any assets or business or acquire or make any investment if such assets, business or investment is substantial in relation to the Company and its Subsidiaries taken as a whole.

               (g)     Maintenance  of  status  and  franchises.
                       ----------------------------------------

                    (i) Each of the Company and the Guarantors will do all such things as are necessary to maintain its corporate existence in good standing and to conduct its business in compliance with all laws, regulations, authorizations, agreements and obligations applicable to it and pay all taxes imposed on it when due.

                    (ii) Each of the Company and the Guarantors will and will procure that each Subsidiary will, ensure that it has the right and is duly qualified to conduct its business as it is or is intended as at the date hereof to be conducted in all applicable jurisdictions and will obtain and maintain all franchises and rights necessary for the conduct of its business.

               (h)     Constitutional  Documents.  Each  of  the Company and the
                       -------------------------
Guarantors shall procure that no amendment or supplement is made to their respective certificate of incorporation, by-laws, memorandum of association or articles of association, if any, which would have a material adverse effect on the Purchasers' interests hereunder without the prior written consent of the Majority Holders such consent not to be unreasonably withheld or delayed.

               (i)     Share Capital.  Except upon conversion or exchange of any
                       -------------
class of convertible or exchangeable securities or as set forth in the Certificate of Designation or the Warrants, each of the Company and the Guarantors will not without the prior written consent of the Majority Holders, purchase or redeem any of their respective issued shares.

               (j)     Dividends.  Each  of  the Company and the Guarantors will
                       ---------
not and will procure that no Subsidiary will, without the prior written consent of the Majority Holders, pay any cash dividend or make any other distribution of cash to their respective shareholders other than dividends and distributions by Subsidiaries to the Company.

               (k)     Indebtedness.  None  of  the  Company or any Guarantor or
                       ------------
any Subsidiary will incur or guarantee any indebtedness exceeding US$5,000,000 in the aggregate without the prior written consent of the Majority Holders, other than pursuant to Section 1.3(b) hereof and other than as contemplated by the Tranche A Loan Agreement or, subject to the limitations contained in Section 6.1(e)(vii), in connection with customary sale and leaseback transactions.

               (l)     Lending.  Each of the Company and the Guarantors will not
                       -------
and will procure that no Subsidiary will make or grant any loan or advance except as may be necessary in the ordinary course of its business.

               (m)     Taxation.  All  payments  of  interest  in respect of the
                       --------
Series B Notes and the Warrants will be made without withholding or deduction of or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by any authority unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. The Company will pay such additional amounts as may be necessary in order that the net amounts received by the Purchasers after such withholding or deduction shall equal the respective amounts receivable in respect of the Series B Notes and the Warrants in the absence of such withholding or deduction.

               (n)     Inspection  of  Property.  The  Company  will permit each
                       -------------------------
SBIC Holder or its representative, at such SBIC Holder's expense, and examiners of the SBA to visit and inspect the properties and assets of the Company and its Subsidiaries, to examine its books of account and records, and to discuss the Company's affairs, finances and accounts with the Company's and its Subsidiaries' officers, senior management and accountants, all at such reasonable times as may be requested by such Purchaser or the SBA.

          6.2 SBIC MATTERS. This Section 6.2 shall apply with regard to any Purchaser for so long as such Purchaser is an SBIC Holder regardless of whether such Purchaser holds Series A Notes, Series B Notes, Exchange Shares or Conversion Shares.

               (a) From time to time as requested by any SBIC Holder, the Company shall deliver to each SBIC Holder a written statement certified by the Company's Chief Executive Officer or Chief Financial Officer describing in reasonable detail the use of the proceeds of the sale of the Series 3-A Preferred Stock hereunder by the Company and such other information as may be reasonably requested by the SBIC Holder, including without limitation a description of the use of proceeds of each SBIC Holder's investment, to (i) evaluate the financial condition of the Company for the purposes of valuing the SBIC Holder's investment, (ii) determine the continued eligibility of the Company under the SBIC Act, and (iii) verify the use of proceeds. In addition to any other rights granted hereunder, the Company shall grant each SBIC Holder and the SBA access to the Company's books and records for the purpose of verifying the use of such proceeds and the other information which was provided by the Company at or before the Closing on Forms 480 and 652. Such information shall be certified by the Company's Chief Executive Officer or Chief Financial Officer.

               (b) Promptly after the end of each fiscal year (but in any event prior to February 28 of each year) and at such other times as may be reasonably requested by an SBIC Holder, the Company shall deliver to each SBIC Holder a written unaudited assessment of the economic impact of the SBIC Holder's investment in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of the Company in terms of expanded revenue and taxes, other economic benefits resulting from the investment (including, but not limited to, technology development or commercialization, minority business development, urban or rural business development and expansion of exports) and such other information as may be required regarding the Company in connection with the filing of each SBIC Holder's SBA Form 468. All information submitted to the Purchasers in accordance with this Section shall be certified by the Chief Executive Officer or the Chief Financial Officer of the Company.

               (c) Neither the Company nor any of its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, Sec. 121.103) will engage in any activities or use directly or indirectly the proceeds from the sale of the Series A Notes hereunder for any purpose for which a licensee under the SBIC Act is prohibited from providing funds by Title 13, Code of Federal Regulations, Sec. 107.720.

               (d) Without obtaining the prior written approval of each SBIC Holder, the Company will not change, within one (1) year of the Closing, the Company's business activity to a business activity which a licensee under the SBIC Act is prohibited from providing funds by Title 13, Code of Federal Regulations, Sec. 107.720.

               (e)     If  the  Company  breaches the representations in Section
3.15 or the covenants set forth in this Section 6.2 which, in either case, could result in an assertion by the SBA that the SBIC Holder and its Affiliates are not entitled to hold, or exercise any significant right with respect to, the Series A Notes or the Securities, and such breach continues for 20 days after receiving written notice thereof from a SBIC Holder, such breach or failure to comply shall constitute a material breach of this Agreement (a "Material Breach"). If a Material Breach occurs, then in addition to any other remedies generally available to the holders of the Securities pursuant to this Agreement, such SBIC Holder may demand that the Company repurchase any Series A Notes then held for the then outstanding principal amount plus all accrued interest thereon and any other Securities acquired by such SBIC Holder upon conversion of the Series A Notes pursuant to this Agreement at the redemption price for the Series 3-A Preferred Stock set forth in Article V of the Certificate of Designation. The Company will make such payment within thirty (30) days of receipt of a demand and SBIC Holder's delivery of the Securities, as the case may be.

          6.3 LEGAL FEES. Promptly upon receipt of invoices therefor, the Company shall (a) pay one counsel for the Purchasers up to $30,000 for the actual legal fees and costs incurred in negotiating the terms hereof, the preparation of this Agreement and the other agreements and instruments delivered pursuant hereto, and consummating the transactions contemplated by this Agreement.

          6.4 REGISTRATION RIGHTS. Each holder of shares of Common Stock received upon exercise of the Warrants shall have the same registration rights as holders of shares of Common Stock received upon conversion of the Series 3-A Preferred Stock as set forth as Exhibit B of the Series A Note Purchase Agreement.

          6.5 SHAREHOLDER APPROVAL. Unless and until the applicable Alternative Condition (as defined below) is satisfied for a Shareholder Proposal (as defined below), the Company will use its reasonable efforts to (a) promptly (but not later than 60 days) following the Closing, prepare in proper form and file with the SEC a proxy statement on Schedule 14A ("Proxy Statement") for use in soliciting proxies for the approval by the shareholders of the Company of such Shareholder Proposal, (b) duly call, give notice of and convene a special meeting of its shareholders, as soon as practicable, but not later than 40 days after the Proxy Statement is cleared by the SEC, for purposes of obtaining shareholder approval of such Shareholder Proposal, and (c) have the Proxy Statement cleared by the SEC and to obtain such shareholder approval. The term "Shareholder Proposals" shall mean each of (i) a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock to at least 200 million shares, and (ii) a proposal to approve the issuance of the Conversion Shares upon conversion of the Series 3-A Preferred Stock and exercise of the Warrants. The "Alternative Condition" shall be satisfied with respect to a Shareholder Proposal if the Company has determined not to seek approval of such proposal and the Company has received an opinion of counsel, which has not been withdrawn, to the effect that (I) the approval that is not being sought is not required for the Company to issue shares of Common Stock upon the conversion of the Series 3-A Preferred Stock pursuant to Article VII of the Certificate of Designation and upon the exercise of the Warrants pursuant to the terms of the Warrants, (II) such shares of Common Stock, upon issuance will be fully paid, validly issued and nonassessable, and (III) such issuance would not violate the rules or regulations of any securities exchange or market on which any of the Company's securities are then listed, if any.

          6.6 PREPAYMENT. The Company agrees that it shall take such action as may be reasonably necessary to provide that any prepayment of the Series B Notes required or to be effected pursuant to the terms of the Series B Notes shall be made by direct transfer of the funds from the Deposit or a segregated account solely for the benefit of the holders of Series B Notes to the account of the holders of Series B Notes.

     7.   EVENTS  OF  DEFAULT

          7.1 DEFAULT. Upon the occurrence of any Event of Default, each Note then outstanding shall forthwith be immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, unless the Majority Holders otherwise determine, and the Purchasers may exercise any and all rights and remedies available to them under this Agreement or the Series B Notes or as provided by law.

An "Event of Default" shall mean the occurrence of any of the following events:

               (a) Any proceeding shall be commenced by or against the Company or either Guarantor under any bankruptcy or insolvency laws, or the Company or a Guarantor shall take any action to authorize any of the foregoing; provided that if such proceeding is not instituted by or on behalf of the Company (or acquiesced by it) there shall be an "Event of Default" only if such proceeding shall remain unstayed for 60 days;

               (b) Any law, rule or regulation of any jurisdiction shall be enacted or promulgated that shall have a material adverse affect on the ability of the Company to perform any of its obligations hereunder or under the Series B Notes, including, without limitation, any moratorium or similar laws;

               (c) This Agreement or any of the Series B Notes or Warrants ceases to be the legal, valid and binding obligation of the Company or the Guarantors enforceable in accordance with its terms;

               (d) if any governmental authority or agency of any jurisdiction condemns, seizes, compulsorily purchases or expropriates all or a substantial part of the assets of the Company and its Subsidiaries, taken as a whole, or places any material restriction on a material portion of the assets of such Company and its Subsidiaries, taken as a whole whether by way of cancellation or revocation of, or the imposition of conditions on, any licenses of such companies, or otherwise howsoever; and

               (e) as to an SBIC Holder only, there exists any Material Breach (as defined in Section 6.2(e).

          7.2 OTHER EVENTS. Without implication that the contrary would otherwise be true, the Purchasers retain all right to pursue any cause of action (including breach of contract) in the event that:

               (a) there is a material breach of this Agreement, the Certificate of Designation for the Series 3-A Preferred Stock or any Note by the Company or a Guarantor; or

               (b) Any representation or warranty made or deemed to be made or repeated by or in respect of the Company or either Guarantor in or pursuant to this Agreement is or proves to have been incorrect or misleading in any respect.

     8.   MISCELLANEOUS

          8.1 GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed under the laws of the State of Delaware. If any Delaware law or laws shall require or permit the application of the laws of any other jurisdiction to this Agreement, such Delaware law or laws shall be disregarded with the effect that the remaining laws of the State of Delaware shall nonetheless be applied.

          8.2 SURVIVAL AND DISCLOSURE SCHEDULE. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

          8.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. Each Purchaser shall be entitled to assign, transfer or participate all or any portion of the Securities; provided that (1) such transfers comply with all applicable law, (2) no such transfer is made to an entity which the Board of Directors of the Company determines in good faith is then a competitor of the Company (unless all common and preferred stock in the Company is being transferred to such competitor in such transaction), (3) transfers of Securities may not be made in amounts of less than $500,000 and (4) prior to any assignment, each assignee shall execute and deliver to the Company a joinder to this Agreement agreeing to be fully bound by, and subject to, all of the covenants, terms and conditions of this Agreement.

          8.4 ENTIRE AGREEMENT. This Agreement, the Exhibits hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any covenants or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

          8.5 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties; and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          8.6 AMENDMENT AND WAIVER. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either for a specified period of time or indefinitely), with the written consent of the Company and the holders of 75% of the aggregate principal amount of the Series B Notes then outstanding; provided that if the aggregate principal amount of all Series B Notes then outstanding is $2,000,000 or less, then only the consent of the Company and the Majority Holders shall be required; and provided, further, that no such amendment or waiver shall reduce the amount of the Series B Notes the holders of which are required to consent to any waiver or supplemental agreement, without the consent of the holders of all of the Series B Notes; provided, further, however, that any amendment, modification or waiver that would change the interest rate, maturity date, requirement of pro rata payment or exchange privilege, shall not be effective as to such Purchaser without such Purchaser's prior written consent. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the record holders of the Securities who have not previously consented thereto in writing.

          8.7 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power, or remedy accruing to any party hereto or any subsequent holder of any Securities upon any breach, default or noncompliance of any other party under this Agreement or under the Certificate of Incorporation or Bylaws of the Company shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on any party's part of or to any breach, default or noncompliance under this

Agreement or under the Certificate of Incorporation or Bylaws of the Company or any waiver on any party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing; and all remedies, either under this Agreement, the Certificate of Incorporation or Bylaws, any law, or otherwise afforded to any party, shall be cumulative and not alternative.

          8.8 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be effective if in writing and delivered personally or sent by telecopier, nationally recognized overnight courier or registered or certified mail, return receipt requested, postage prepaid, addressed:

     If  to a Purchaser:      at  such  Purchaser's  address  as  set  forth  on
                              Exhibit A attached hereto, or at such other address as such Purchaser shall have furnished to the Company in writing,

     If to the Company, to:   Vsource,  Inc.
                              5740 Ralston Street, Suite 110
                              Ventura,  California  93003
                              Attention:  Sandy  Waddell
                              Facsimile:    (805) 677-6740

          with a copy to:     McDermott, Will & Emery
                              227  W.  Monroe
                              Chicago,  Illinois  60606
                              Attention:  Brooks Gruemmer, Esq.
                              Facsimile:    (312) 984-7700

          Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally, (b) two business days after being sent, if sent by nationally recognized overnight courier, (c) one business day after being sent, if sent by telecopier with confirmation of good transmission and receipt, and (d) three business days after being sent, if sent by registered or certified mail, postage prepaid, return receipt requested. Each of the parties herewith shall be entitled to specify another address by giving notice as aforesaid to each of the other parties hereto.

          8.9 TITLES AND SUBTITLES, NUMBER AND GENDER. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Whenever the context requires, the plural shall include the singular and the reverse and each gender shall include the others.

          8.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

Executed as of the date first set forth above.

                                                VSOURCE,  INC.


                                                By:  /s/  Sandford  Waddell
                                                     --------------------------
                                                     Sandford  Waddell
                                                     Chief  Financial  Officer

                                                GUARANTORS

                                                NETCEL360.COM,  LTD.


                                                By:  /s/  Dennis  Smith
                                                     --------------------------
                                                     Dennis  Smith
                                                     Director

                                                NETCEL360  SDN  BHD


                                                By:  /s/  Dennis  Smith
                                                     --------------------------
                                                     Dennis  Smith
                                                     Director

This  is  page    to  the Exchangeable Note Purchase Agreement to which Vsource,
Inc., a Delaware corporation, the Guarantors and the Purchaser set forth below are parties:



PURCHASER:

ANGLO  EAST  TRUST


By  its  Trustee,  Nigel  Spinks: /s/  Nigel Spinks
                                 ----------------------



Address:
Federal Bank of the Middle East Limited
90  Archbishop  Makarios  III  Avenue
P.O.  Box  25566
1391  Nicosia,  Cyprus


Purchase  Price:  $500,000.00               Dated:  12 July 2001
                                                    ------------

This is page 25 to the Exchangeable Note Purchase Agreement to which Vsource, Inc., a Delaware corporation, and the Purchaser set forth below are parties:

PURCHASER:



  /s/  Phillip E. Kelly
---------------------------
Phillip  E.  Kelly

c/o NetCel360 Hong Kong Limited
5th  Floor,  AXA  Centre
151  Gloucester  Road
Wanchai,  Hong  Kong

Purchase  Price:  $768,750          Dated:  7/2/01
                 -----------               --------

This is page 26 to the Exchangeable Note Purchase Agreement to which Vsource, Inc., a Delaware corporation, and the Purchaser set forth below are parties:

PURCHASER:



  /s/  Kumi  Hui
---------------------------
Kumi  Hui
Flat  9A,  Manly  Mansion
69B Robinson Road, Mid-Levels
Hong  Kong



Purchase  Price:  $35,875          Dated:   7/12/01
                  ---------                ---------

This is page 27 to the Exchangeable Note Purchase Agreement to which Vsource, Inc., a Delaware corporation, and the Purchaser set forth below are parties:

PURCHASER:



  /s/  Jack Tai-On Poon
---------------------------
Jack  Tai-On  Poon
c/o  P.O.  Box  28843
151  Gloucester  Road
Wanchai,  Hong  Kong
Purchase  Price:  $51,250                    Dated:   7/12/01
                  ---------                          ----------

This is page 28 to the Exchangeable Note Purchase Agreement to which Vsource, Inc., a Delaware corporation, and the Purchaser set forth below are parties:

PURCHASER:



  /s/  John Gerard Cantillon
------------------------------
John  Gerard  Cantillon
10  Jaian  Marie  Pitchay
Tanjong  Bungah
Hillside,  Penang  11200
Malaysia


Purchase  Price:  $512,500                    Dated:   07/02/01
                   ---------                          ----------

This is page 29 to the Exchangeable Note Purchase Agreement to which Vsource, Inc., a Delaware corporation, and the Purchaser set forth below are parties:

PURCHASER:

BAPEF  INVESTMENTS  XII  LTD.,

a  Virgin  Islands  company



By:   /s/  Connie  Helyar
   ------------------------
Its:    Director
    -----------------------
c/o International Private Equity Services Ltd.
P.O.  Box  431
13-14  Victoria  Road
Guernsey,  UK
GY13ZD
Attn:  Connie  Helyar



Purchase  Price:  $2,050,000                    Dated:   7/12/01
                  ------------                          ---------

This is page 30 to the Exchangeable Note Purchase Agreement to which Vsource, Inc., a Delaware corporation, and the Purchaser set forth below are parties:

PURCHASER:

[CRESTVIEW  CAPITAL]

By:  /s/  Gary J. Elkins
   ------------------------------
Its:  Managing  Member
630 Dundee Rd., Suite 230
Northbrook,  IL  60062



Purchase  Price:  $205,000                    Dated:   7/29/01
                  ----------                          ---------

This is page 31 to the Exchangeable Note Purchase Agreement to which Vsource, Inc., a Delaware corporation, and the Purchaser set forth below are parties:

PURCHASER:

[Richard  Abrahams]

By:  /s/  R. L. Abrahams
   ------------------------
Its:
    -----------------------
1725  Lily  Ct.
Highland  Park,  IL  60035



Purchase  Price:  $51,250                    Dated:   7/9/01
                  ---------                          --------

This is page to the Exchangeable Note Purchase Agreement to which Vsource, Inc., a Delaware corporation, and the Purchaser set forth below are parties:

PURCHASER:

G5  PARTNERS,  LP

By:  /s/  Stewart  J.  Homler
   ----------------------------------
Name:     Stewart J. Homler on behalf of MG5 LLC
Title:    Managing  Member



Hong  Kong  Parkview
Tower  12,  Apt.  2169
88  Tai  Tam  Reservoir  Rd.
Hong  Kong



Purchase  Price:  $76,875                    Dated:   7/12/01
                  ---------                          ---------

                                    EXHIBIT B

                                 FORM OF WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THOSE LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                                                Right to Purchase _______ Shares
                                                of Common Stock of Vsource, Inc.


                                  VSOURCE, INC.
                          Common Stock Purchase Warrant




     VSOURCE, INC., a Delaware corporation (the "Company"), hereby certifies that, for value received, _______________ (the "Holder") is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time on or before 5:00 p.m., Pacific Standard time, on July 12, 2006 (the "Expiration Date") _________ (_______) fully paid and nonassessable shares of common stock of the Company (the "Common Stock") at a purchase price per share equal to the Purchase Price, as defined herein. The number of such shares of Common Stock and the Purchase Price are subject to adjustment as provided in this Warrant. The initial purchase price for shares subject to this Warrant will be 10/100 Dollars ($0.10) per share (the "Initial Purchase Price"), and will be adjusted from time to time as provided herein. The Initial Purchase Price or, if such price has been adjusted, the price per share of Common Stock as last adjusted pursuant to the terms hereof is referred to as the "Purchase Price" herein.

     1.   EXERCISE  OF  WARRANT.
          ---------------------

          (a) At any time while the Conversion Conditions have been satisfied, this Warrant may be exercised by the Holder hereof in full or in part at any time or from time to time until the Expiration Date by surrender of this Warrant and the subscription form annexed hereto (duly executed by the Holder), to the Company, and by making payment in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying
(i) the number of shares of Common Stock designated by the Holder in the subscription form by (ii) the Purchase Price then in effect. On any partial exercise the Company will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof, providing in the aggregate on the face or faces thereof for the purchase of the number of shares of Common Stock for which such Warrant may still be exercised.

          (b) At any time while the Conversion Conditions have been satisfied, in lieu of exercising this Warrant as provided above, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the subscription form attached hereto indicating such election, in which event the Company shall issue to the holder hereof a number of Warrant Shares computed using the following formula:

                                          Y (A - B)
                                          ---------
                                     X =      A

      Where: X = The number of shares of Common Stock to be issued to the Holder pursuant to this net exercise;

                    Y = The number of shares of Common Stock designated by the Holder in the subscription form;

                    A = The then fair market value of one share of Common Stock as of the date the election is made;

                    B = The Exercise Price (as adjusted to the date of the election).

     For purposes of this Section 1(b), the fair market value of one share of Common Stock as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq National Market or SmallCap System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the net exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing prices over the thirty (30) day period ending three (3) days prior to the net exercise; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

         (c) FOR  PURPOSES  OF  THIS  SECTION  1,  "CONVERSION CONDITIONS" MEANS
     EITHER:

          (1) THE COMPANY HAS (A) ADOPTED, HAD APPROVED BY ITS SHAREHOLDERS AND HAS FILED WITH THE SECRETARY OF STATE OF DELAWARE (AND THERE SHALL REMAIN IN EFFECT) AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK TO AT LEAST 200 MILLION SHARES AND (B) OBTAINED THE APPROVAL OF ITS SHAREHOLDERS OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON THE EXERCISE OF THIS WARRANT PURSUANT TO SECTIONS 1(A) OR 1(B) HEREOF, OR

          (2) THE COMPANY HAS DETERMINED NOT TO SEEK ONE OR BOTH OF THE APPROVALS REFERRED TO IN CLAUSE (1) ABOVE, AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH HAS NOT BEEN WITHDRAWN, TO THE EFFECT THAT (A) SUCH APPROVAL THAT IS NOT BEING SOUGHT IS NOT REQUIRED FOR THE COMPANY TO ISSUE SHARES OF COMMON STOCK UPON THE EXERCISE OF THIS WARRANT PURSUANT TO SECTIONS 1(A) OR 1(B) HEREOF, (B) SUCH SHARES OF COMMON STOCK, UPON ISSUANCE, WILL BE FULLY PAID, VALIDLY ISSUED AND NONASSESSABLE, AND (C) SUCH ISSUANCE WOULD NOT VIOLATE THE RULES OR REGULATIONS OF ANY SECURITIES EXCHANGE OR MARKET ON WHICH ANY OF THE COMPANY'S SECURITIES IS THEN LISTED, IF ANY.

The Company will give the Holder prompt written notice of (a) the satisfaction of the Conversion Conditions, and (b) if at any time after satisfaction of the Conversion Conditions pursuant to clause (2) above, the Conversion Conditions cease to be satisfied.

          (d) In the event that the Conversion Conditions are not satisfied prior to February 15, 2002, or the Conversion Conditions fail to be satisfied at any time on or after February 15, 2002, then the Holder shall have the right, at any time after June 30, 2002, to require the Company to redeem all or any portion of this Warrant for a redemption price equal to the number of shares of Common Stock into which this Warrant is otherwise exercisable multiplied by the greater of (i) $0.30 (adjusted to reflect stock splits, stock dividends and similar transactions) or (ii) the fair market value of one share of Common Stock (as determined pursuant to Section 1(b) hereof) (the "Redemption Amount"); provided, that in no event shall the Redemption Amount exceed $0.35 per share (adjusted to reflect stock splits, stock dividends and similar transactions).
In order to complete a redemption pursuant to this Section 1(d), the Holder shall submit to the Company an executed notice setting forth the number of shares subject to this Warrant to be redeemed (a "Redemption Notice") along with this Warrant. The Company shall pay the Holder the Redemption Amount, in cash, with respect to each share subject to this Warrant being redeemed pursuant to the Redemption Notice within ten (10) business days of the Company's receipt of a Redemption Notice.

     2.     DELIVERY  OF  STOCK  CERTIFICATES,  ETC.,  ON  EXERCISE.  As soon as
            -------------------------------------------------------
practicable after the exercise of this Warrant, the Company will cause to be issued in the name of and delivered to the Holder hereof a certificate for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current fair market value as determined pursuant to Section 1(b) above of one full share, together with any other stock or other securities or property (including cash, where applicable) to which the Holder is entitled upon such exercise. "Other Securities" shall mean any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Sections 3 or 4.

     3.     ADJUSTMENT.
            ----------

          (a)     Initial  Purchase  Price;  Subsequent  Adjustment of Price and
                  --------------------------------------------------------------
Number  of Purchasable Shares.  The Initial Purchase Price will be adjusted from
-----------------------------
time to time as provided below. The Initial Purchase Price or, if such price has been adjusted, the price per share of Common Stock as last adjusted pursuant to the terms hereof is referred to as the "Purchase Price" herein. Upon each adjustment of the Purchase Price, the Holder will thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Purchase Price in effect immediately before such adjustment by the number of shares of Common Stock purchasable pursuant to this Warrant immediately before such adjustment and dividing the product by the Purchase Price resulting from such adjustment.

          (b)     Adjustment  for Stock Splits and Combinations.  If the Company
                  ---------------------------------------------
at any time or from time to time after the date of this Warrant effects a subdivision of the outstanding Common Stock, by stock split or otherwise, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased; and, conversely, if the Company at any time or from time to time after the date of this Warrant combines the outstanding shares of Common Stock, by reverse stock split or otherwise, the Purchase Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this Section 3(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (c)     Adjustment  for  Certain  Dividends and Distributions.  In the
                  -----------------------------------------------------
event the Company at any time or from time to time after the date of this Warrant either makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and (2) the denominator of which shall be (i) the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus
(ii) the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date or date fixed therefor and thereafter the Purchase Price shall be adjusted pursuant to this Section 3(c) as of the time of actual payment of such dividend or distribution. For purposes of the foregoing formula, "the total number of shares of Common Stock issued and outstanding" on a particular date shall include shares of Common Stock issuable upon conversion of stock or securities convertible into Common Stock and the exercise of warrants, options or rights for the purchase of Common Stock which are outstanding on such date.

          (d)     Adjustments  for  Other  Dividends  and Distributions.  In the
                  -----------------------------------------------------
event the Company at any time or from time to time after the date of this Warrant makes, or fixes a record date for the determination of holders of Common

Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event, provision shall be made so that the Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which it would have received had this Warrant been converted into Common Stock as of the date of such event and had it thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3 with respect to the rights of the Holder.

          (e)     Adjustment  for  Recapitalization,  Reclassification,  or
                  ---------------------------------------------------------
Exchange. If the Common Stock issuable upon the exercise of this Warrant is changed into the same or a different number of shares of any class or classes of stock of the Company, whether by recapitalization, reclassification or other exchange (other than a subdivision or combination of shares, or a stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 3), then and in any such event the Holder shall have the right thereafter to exercise this Warrant to purchase the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other exchange by holders of the number of shares of Common Stock which might have been purchased under this Warrant immediately prior to such recapitalization, reclassification or other exchange, all subject to further adjustment as provided herein.

          (f)     Reorganizations,  Mergers,  Consolidations or Sales of Assets.
                  -------------------------------------------------------------
If at any time or from time to time there is a capital reorganization of the Common Stock (other than a subdivision or combination of shares or a stock dividend or a recapitalization, reclassification or other exchange of shares, provided for elsewhere in this Section 3) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets to any other person, then, as a part of such capital reorganization, merger, consolidation or sale, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such capital reorganization, merger, consolidation or sale, to which a holder of the number of shares of Common Stock deliverable upon such conversion would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the Holder after the capital reorganization, merger, consolidation or sale to the end that the provisions of this Section 3 (including the number of shares deliverable upon exercise of this Warrant) shall continue to be applicable after that event and shall be as nearly equivalent to the provisions hereof as may be practicable.

          (g)     Sale  of  Shares  Below  Conversion  Price.
                  ------------------------------------------

               (1) If at any time or from time to time after the date hereof the Company issues or sells, or is deemed by the express provisions of this
     Section 3(g) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 2 and other than upon a subdivision or combination of shares of Common Stock as provided in Section 2, for an Effective Price (as hereinafter defined) less than the then existing Conversion Price, then and in each such case the then existing Conversion Price shall be reduced to such Effective Price.

               (2) For the purpose of making any adjustment required under this Section 3(g), the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash be computed at the amount of cash received by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

               (3)     For  the  purpose  of  the adjustment required under this
     Section 3(g), if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being hereinafter referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Conversion Price then in effect, then in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

               (4) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or deemed issued hereunder) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than: (A) shares of Common Stock issued upon conversion or exchange of the Series 3-A Preferred Stock or any other options or warrants or convertible securities outstanding or issuable on the date hereof; (B) shares of Common Stock issued upon conversion or exchange of the Series 2-A Preferred Stock pursuant to Section 7 of the Certificate of Designation creating the Series 2-A Preferred Stock; (C) shares of Common Stock issued upon conversion or exchange of the Series 1-A Preferred Stock pursuant to
     Article 4, Section C.5 of the Certificate of Incorporation; (D) shares of Common Stock issuable or issued to the directors, officers and employees of or consultants to the Company pursuant to a plan approved by the Board of Directors of the Company and (E) shares of Common Stock issuable or issued pursuant to equipment financing or leasing arrangements, and (F) shares of Common Stock issuable pursuant to the warrants, if any, which may be issued in connection with the Exchangeable Note and Warrant Purchase Agreement dated as of July 12, 2001, by and among the Company, NetCel360.com Ltd., NetCel360 Sdn Bhd, and the Purchasers named therein. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this
     Section 3(g), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 3(g), for such Additional Shares of Common Stock.

          (h)     Certificate  of  Adjustment.  Upon  the  occurrence  of  each
                  ---------------------------
adjustment or readjustment of the Purchase Price and/or the number of shares of Common Stock subject to this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and shall prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

     4.     EXERCISE  UPON  REORGANIZATION, CONSOLIDATION, MERGER, ETC.  In case
            ----------------------------------------------------------
at any time or from time to time, the Company intends to (a) effect a reorganization, (b) consolidate with or merge into any other person, (c) sell or transfer all or substantially all of its properties or assets to any other person, (d) dissolve, (e) consummate an initial public offering of its securities; or if the Company is sold through the sale of its capital stock, then, notwithstanding any other provision of this Warrant, in each such case, as a condition of such reorganization, consolidation, merger, sale dissolution, conveyance, or offering the Company shall give at least fifteen (15) business days notice to the Holder of such pending transaction whereby the Holder shall have the right to exercise this Warrant prior to any such reorganization, consolidation, merger, sale, dissolution, conveyance or offering. Any exercise of this Warrant pursuant to notice under this Section shall be conditioned upon the closing of such reorganization, consolidation, merger, sale, dissolution, conveyance or offering which is the subject of the notice and the exercise of this Warrant shall not be deemed to have occurred until immediately prior to the closing of such transaction.

     5.     FURTHER  ASSURANCES.  The  Company  will take all action that may be
            -------------------
necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all or any portion of this Warrant from time to time outstanding.

     6.     NOTICES  OF  RECORD  DATE,  ETC.  In  the  event  of:
            -------------------------------

               (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

               (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to or the sale, consolidation or merger of the Company with, to or into any other person, or

               (c) Any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then and in each such event the Company will mail or cause to be mailed to the Holder, at least fifteen (15) business days prior to such record date, a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or a favorable vote of stockholders if either is required. Such notice shall be mailed at least fifteen (15) business days prior to the date specified in such notice on which any such action is to be taken or the record date, whichever is earlier. The Holder shall use its best efforts to decide whether to exercise this Warrant within ten (10) days of its receipt of such notice.

     7.     RESERVATION  OF  STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS.  The
            --------------------------------------------------------------
Company will at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for issuance and delivery on the exercise of this Warrant, a sufficient number of shares of Common Stock (or Other Securities) to effect the full exercise of this Warrant and the exercise, conversion or exchange of any other warrant or security of the Company exercisable for, convertible into, exchangeable for or otherwise entitling the Holder to acquire shares of Common Stock (or Other Securities), and if at any time the number of authorized but unissued shares of Common Stock (or Other Securities) shall not be sufficient to effect such exercise, conversion or exchange, the Company shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock (or Other Securities) to such number as shall be sufficient for such purposes.

     8.     TRANSFER OF WARRANT.  This Warrant cannot be transferred without the
            -------------------
prior written consent of the Company, which consent shall not be unreasonably withheld; provided, however, the Holder may transfer this Warrant to any of its affiliates without such consent so long as such transfer complies with all applicable securities laws.

     9.     NO  RIGHTS  AS  A  STOCKHOLDER.  This  Warrant shall not entitle the
            ------------------------------
Holder hereof to any voting rights or other rights as a stockholder of the Company.

     10.     NOTICES,  ETC.  All notices which are required to be given pursuant
             -------------
to this Warrant shall be in writing and shall be delivered by certified mail, return receipt requested, first class postage prepaid, or sent by overnight express or similarly recognized overnight delivery with receipt acknowledged or by facsimile, with a copy thereof sent by one of the other means. Notices shall be deemed to have been given at the time delivered and shall be addressed as follows or to such other address as a party may designate by proper notice hereunder.

If  to  Holder:                       To the address set forth on the first page
                                      hereof.

If  to  the  Company:                 Vsource,  Inc.
                                      5740  Ralston  Street,  Suite  110
                                      Ventura,  California  93003
                                      Attn.:  CFO


     11.     SECURITIES  LAWS.  By  acceptance  of  this  Warrant,  the  Holder
             ----------------
represents to the Company that the Holder is "accredited investor" within the meaning of Rule 501 of Regulation D adopted under the Securities Act, as presently in effect, or not a "U.S. person" within the meaning of Rule 902 adopted under the Securities Act and is acquiring the Securities in an "offshore transaction" as defined in Rule 902, that this Warrant is being acquired for the Holder's own account and for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling the Warrant or the Common Stock issuable upon exercise of the Warrant, and that it is an investor in securities of companies in the development stage and acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the shares subject to this Warrant. The Holder acknowledges and agrees that this Warrant and the Common Stock issuable upon exercise of this Warrant (if any) have not been (and at the time of acquisition by the Holder, will not have been or will not be) registered under the Securities Act or under the securities laws of any state, in reliance upon certain exemptive provisions of such statutes. The Holder further recognizes and acknowledges that because this Warrant and the Common Stock issuable upon exercise of this Warrant are unregistered, they may not be eligible for resale, and may only be resold in the future pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements and that the Holder must, therefore, bear the economic risk of such investment indefinitely.

     12.     LEGEND.  Unless  theretofore  registered  for  resale  under  the
             ------
Securities Act, each certificate for shares issued upon exercise of this Warrant shall bear the following or a similar legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE RESOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

     13.     MISCELLANEOUS.  This  Warrant  and any terms hereof may be changed,
             -------------
waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of California, without regard to conflict of laws principles. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized as of July 12, 2001.


                                         VSOURCE,  INC.



                                         By:  _________________________________

                              FORM OF SUBSCRIPTION

                                  VSOURCE, INC.

                   (To be signed only on exercise of Warrant)



TO:  VSOURCE,  INC.

     1. The undersigned Holder of the attached original, executed Warrant hereby elects to exercise its purchase right under such Warrant with respect to shares of Common Stock, as defined in the Warrant, of Vsource, Inc., a Delaware corporation (the "Company").

     2. The undersigned Holder is hereby paying the aggregate purchase price for such shares of Common Stock (the "Exercise Shares") (i) by the enclosed certified or official bank check payable in United States dollars to the order of the Company in the amount of $___________, or (ii) by wire transfer of United States funds to the account of the Company in the amount of $______________, which transfer has been made before or simultaneously with the delivery of this Form of Subscription pursuant to the instructions of the Company, or (iii) electing to exercise the attached Warrant for _______ shares purchasable under the Warrant pursuant to the net exercise provisions of Section 1(b) of such Warrant.

     3. Please issue a stock certificate or certificates representing the appropriate number of shares of Common Stock in the name of the undersigned Holder.

Dated:_______________________





                                              __________________________________
                                                      Signature of Holder

     THE  SECURITIES  EVIDENCED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER
     THE SECURITIES ACT OF 1933, AS AMENDED, (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES AND IN COMPLIANCE WITH SUCH STATE LAWS OR IF THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT AND SUCH APPLICABLE STATE LAWS.

                          EXCHANGEABLE PROMISSORY NOTE


US$[*]
Principal  Amount                                                July  __,  2001

     Vsource, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of ______ or its registered permitted assigns ("Holder") on June 30, 2003 or when sooner declared due and payable in accordance with the Purchase Agreement (the "Maturity Date") the sum of US$________ (the "Principal Amount"), unless this Note is repaid or exchanged before that date pursuant to the terms hereunder or under the Purchase Agreement. Interest shall accrue on the outstanding Principal Amount at the rate of 10% per annum (compounded quarterly) from the date hereof and is due and payable on the Maturity Date unless this Note is repaid or exchanged before that date pursuant to the terms hereunder. Payment shall be made at the registered address of the Holder appearing in the records of the Company. This Note is one of the Notes issued pursuant to an Exchangeable Note and Warrant Purchase Agreement dated July ___, 2001 among the Company, the Guarantors and the Purchasers named therein (the "Purchase Agreement"). The unpaid principal balance of this Note at any time, together with all accrued and unpaid interest thereon at such time, is referred to herein as the "Note Amount." Any terms not defined in this Note shall have the meaning set forth in the Purchase Agreement unless otherwise indicated.

     1.     Guarantee.  The  Holder is entitled to the benefits of the Guarantee
            ---------
set  forth  in  the  Purchase  Agreement.

     2.     Intentionally  Omitted.
            ----------------------

     3.     Mandatory  Prepayments.  The  Company  shall  prepay this Note in an
            ----------------------
amount equal to the Holder's Pro Rata Share of all Excess Financing Proceeds, promptly after the receipt by the Company, from time to time of such Excess Financing Proceeds or the occurrence of an event resulting in the existence of Excess Financing Proceeds. Each such prepayment shall be applied first, to accrued and unpaid interest on the principal balance hereof and then, to the
unpaid  principal  balance  hereof.   As  used  herein  the  terms:

          "Pro Rata Share" as to the Holder at any time shall mean the percentage which the unpaid principal balance of this Note at such time bears to the unpaid principal balance of all Series B Notes outstanding at such time.

          "Excess Financing Proceeds" shall mean (x) all amounts raised by the Company in excess of $6,000,000 as a result of (i) the issuance and sale of Series A Notes for cash (as opposed to exchange of Bridge Notes) and (ii) the offering by the Company of its common stock after the date hereof by way of a rights offering to its shareholders; and (y) the amount, if any, by which the amount of the Deposit at any time exceeds the amount required by the Issuer or Gateway Manufacturing, Inc. to be maintained in the Deposit at such time (it being understood and agreed that if, at any time, no Deposit is required by the Issuer or Gateway Manufacturing, Inc., whether pursuant to the termination or expiration of the reseller agreement described in Section 5.1(g) of the Purchase Agreement or otherwise, this Note shall be promptly prepaid in full pursuant to the terms of this
     Section  3).

     4.     Voluntary Prepayment.   The Company may prepay this Note in whole or
            --------------------
in part, subject to the following conditions: (i) the Company shall have given the Holder an irrevocable written notice of its intention to prepay at least 30 days prior to prepayment and, if such prepayment is to occur after February 15, 2002, shall have deposited good funds in a segregated account for the benefit of the Holder in an amount equal to the amount being prepaid; (ii) the Holder shall not have exercised its exchange rights under Section 5 of this Note, if any, prior to the date set forth in such irrevocable written notice of prepayment upon which the Company intends to prepay this Note; and (iii) any such prepayment must be made on a pro rata basis among all Series B Notes then outstanding.

     5.     Voluntary  and  Automatic  Exchange.
            -----------------------------------

          (a)     Voluntary Exchange.  If the Note Amount is not paid in full on
                  ------------------
     or prior to February 15, 2002, then, at any time thereafter while this Note is outstanding, Holder may, at the Holder's option, exchange this Note including accrued interest thereon to the date of exchange, in accordance with the provisions of paragraph (b) below hereof, in whole or in part, for a Series A Note in the initial principal amount equal to the amount of this Note being exchanged, including all accrued and unpaid interest on this Note.

          (b)     Notice  of  Voluntary  Exchange.  If  the  Holder  elects  to
                  -------------------------------
     exchange all or any portion of this Note pursuant to Section 5(a), the Holder shall submit an executed Notice of Election in the form of Exhibit A hereto and surrender this Note at the office of the Company. The Company shall, as soon as practicable (but within three business days) thereafter, issue and deliver to the Holder of this Note a Series A Note in the principal amount to which the Holder of this Note shall be entitled and, if this Note is being exchanged in part, a new Series B Note with respect to the remainder of this Note which is not being exchanged. Such exchange shall be deemed to have been made and the Series A Note so issuable shall be deemed to have been issued and outstanding immediately prior to the close of business on the date of the surrender of this Note and the delivery of an executed Notice of Election, and the person or persons entitled to receive the Series A Note issuable upon such exchange shall be treated for all purposes as the record holder or holders of such Series A Note as of such date.

          (c)     Automatic Exchange.  In the event the Issuer is reimbursed for
                  ------------------
     any draw on the Gateway Letter of Credit by withdrawing funds from the Deposit and such funds are not replaced by the Company within three (3) business days, then, effective as of the date of each such withdrawal (each, a "Deposit Draw Date"), the Company shall issue to the Holder, in exchange for this Note (i) a Series A Note in a principal amount equal to the Holder's Pro Rata Share as of the applicable Deposit Draw Date of the amount of such withdrawal and (ii) a substitute Series B Note in a principal amount, if any, equal to the Note Amount as of the Deposit Draw Date less the principal amount of the Series A Note issued to such Holder pursuant to clause (i) above. Such Series A Notes and substitute Series B Notes shall be delivered to the Holder not less than six (6) business days after the applicable Deposit Draw Date. Within three (3) business days following the receipt of such Series A Notes and substitute Series B Notes, the Holder shall surrender to the Company this Note marked "cancelled", and, if not a party to the Series A Note Purchase Agreement, shall execute a joinder to the Series A Note Purchase Agreement agreeing to be fully bound by, and subject to, all of the covenants, terms and conditions of the Series A Note Purchase Agreement as a "Purchaser" thereunder. Regardless of whether the Holder has surrendered this Note for exchange and executed such a joinder, on the applicable Deposit Draw Date, (i) such automatic exchange shall be deemed to have been made; (ii) the Series A Notes and substitute Series B Notes so issuable shall be deemed to have been issued and outstanding; (iii) the person or persons entitled to receive the Series A Notes and substitute Series B Notes issuable upon such automatic exchange shall be treated for all purposes as the record holder or holders of such Series A Notes and substitute Series B Notes; (iv) this Note shall be deemed cancelled and the Company shall be forever released from its obligations and liabilities under this Note, with the Holder being entitled, in lieu thereof, to the benefit of the Company's obligations and liabilities under the Series A Notes and substitute Series B Notes issued; and (v) the Holder shall be deemed for all purposes to be a "Purchaser" under the Series A Note Purchase Agreement and subject to all of the terms, conditions and covenants applicable to "Purchasers" thereunder.

          (d)     Series  A  Notes  Issuable  Upon Exchange.  The Company agrees
                  -----------------------------------------
     that all Series A Notes issued upon a voluntary or automatic exchange of this Note will, upon issuance be duly authorized and validly issued and free of all preemptive rights and all liens, charges, encumbrances or restrictions on transfer except such restrictions on transfer as may apply under state or federal securities laws.

     6.     Notices  of  Record  Date.  In the event of:
            -------------------------

          (a) Any taking by the Company of a record of the holders of any class of equity securities of the Company for the purpose of determining the holders thereof who are entitled to receive any distribution, or any right to subscribe for, purchase or otherwise acquire any other securities or property, or to receive any other right; or

          (b)     Any   capital   reorganization   of   the   Company,   any
     reclassification or recapitalization of the equity capital of the Company (other than a subdivision or combination of the Company's securities) or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or

          (c) Any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then the Company will deliver to the Holder at least ten business (10) days prior to the earliest applicable date hereinafter specified, a notice specifying: (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon or participate therein;
and  (iii)  a  description  of  the  material  terms  thereof.

     7.     No  Shareholder  Rights.  Nothing  contained  in  this Note shall be
            -----------------------
construed as conferring upon the Holder or any other person any rights whatsoever as a shareholder of the Company.

     8.     Event  of  Default.  Upon the occurrence of an Event of Default, the
            ------------------
entire principal balance and interest on this Note shall immediately become due and payable and the Holder shall have all remedies under the Purchase Agreement or as provided by law.

     The Company and the Guarantors waive the rights of presentment, demand for performance, protest, notice of protest, and notice of dishonor. No delay on the part of the Holder in exercising any right hereunder shall operate as waiver of such right under this Note. This Note is being delivered and shall be construed in accordance with the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

                                         VSOURCE,  INC.


                                         By: ___________________________________
                                         Name:
                                         Title:

                                         AS  GUARANTORS:
                                         NETCEL360.COM  LTD


                                         By:
                                         Name:
                                         Title:



                                         NETCEL360  SDN  BHD


                                         By: ___________________________________
                                         Name:
                                         Title:

                                    EXHIBIT A
                                    ---------

                               NOTICE OF ELECTION


TO: VSOURCE, INC.

     The undersigned, the holder of the foregoing Note, hereby surrenders such Note and irrevocably elects to exchange such Note for a Series A Note of VSOURCE, INC., pursuant to and in accordance with the Exchangeable Note Purchase Agreement dated July __, 2001 and requests that the Series A Note be issued in the name of, and delivered to, ______________________, whose address is
__________________________________.

     The undersigned hereby joins in and elects to become a party to the Series A Note Purchase Agreement as a "Purchaser" thereunder, agreeing to be fully bound by, and subject to, all of the covenants, terms and conditions of the Series A Note Purchase Agreement applicable to "Purchasers" thereunder.

Dated: _________________, 200_.


                              ____________________________________________
                              (Signature must conform in all respects to name of holder as specified on the face of the Note)

                              ____________________________________________

                              ____________________________________________
                                                (Address)